SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

Peet's Coffee & Tea, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Changes in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Peet's Coffee & Tea, Inc. (the "Company") performed a review of the 2010 compensation for its named executive officers other than the chief executive officer and modified the incentive compensation program.  The cash incentive compensation was increased from either 24% or 27% to 30% of base salary for all named executives. The equity incentive portion was changed from either 16% or 18% of base salary to an annual stock option grant valued at the 50th percentile of Company’s peer group, subject to discretion.

The Company's cash incentive compensation will continue to be based on an incentive target value expressed as a percentage of base salary and will be payable based on the Company meeting certain specified financial and strategic performance objectives with the opportunity for 2010 for the executive officers to earn up to 67% above the target.  The Compensation Committee had previously made similar changes to the incentive compensation for the Company’s chief executive officer.

In addition, the Committee approved a 6% salary increase to $308,990 for Ms. Bogeajis, effective March 15, 2010.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: April 2, 2010	By:	/s/ Thomas P. Cawley
Thomas P. Cawley
Chief Financial Officer